EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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                     American Home Mortgage Investment Corp.

                Announces Commencement of a Proposed Offering of

                        10 Million Shares of Common Stock

            Declares Special Dividends of $0.36 and $0.19 Per Share

Melville, NY - February 12, 2004 - American Home Mortgage Investment Corp. (NYSE: AHH) today announced that it is commencing a proposed offering of 10 million shares of its common stock pursuant to its shelf registration statement. In addition, the company has granted the underwriters an option to purchase from it up to 1.5 million additional shares to cover over-allotments, if any.

The company is also announcing today that, due to the timing of the offering, its Board of Directors has declared two special dividends in lieu of one regular dividend at the end of the first quarter. The first dividend of $0.36 per share is payable on March 10, 2004, to stockholders of record as of February 25, 2004. The second dividend of $0.19 per share is payable on April 14, 2004 to stockholders of record as of March 31, 2004.

The offering is being lead managed by Friedman, Billings, Ramsey & Co., Inc. and Lehman Brothers Inc. Flagstone Securities, LLC will serve as a co-manager. When available, copies of the preliminary prospectus supplement for the offering may be obtained by contacting one of the underwriters. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such state. Any offer, if at all, will be made only by the means of the prospectus, including the prospectus supplement, which forms a part of the effective registration statement.


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ABOUT AMERICAN HOME MORTGAGE INVESTMENT CORP.

American Home Mortgage Investment Corp. (NYSE: AHH) is a mortgage real estate investment trust focused on earning net interest income from self-originated mortgage backed securities, and through its taxable subsidiaries, on originating and servicing mortgage loans for institutional investors. Mortgages are originated though a network of 272 loan production offices as well as through mortgage brokers and are serviced at the Company's Columbia, Maryland servicing center.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact, including, but not limited to earnings guidance and forecasts, projections of financial results, and expected future financial position, dividends and dividend plans or business strategy, is a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause American Home Mortgage Investment Corp.'s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in American Home Mortgage Investment Corp.'s operating results; American Home Mortgage Investment Corp.'s potential need for additional capital; the direction of interest rates and their subsequent effect on American Home Mortgage Investment Corp.'s business and the business of its subsidiaries; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home Mortgage Investment Corp. with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home Mortgage Investment Corp. does not assume any responsibility to issue updates to any forward-looking statements discussed in this press release.


AMERICAN HOME MORTGAGE CONTACT:

John D. Lovallo, SVP
Ogilvy Public Relations Worldwide
212-880-5216
john.lovallo@ogilvypr.com
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